Exhibit 32.1

CERTIFICATION

Each of the undersigned officers of American Smooth Wave Ventures, Inc. (the "Company") hereby certifies that, to his knowledge, the Company's Annual Report on Form 10-K/A to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 21, 2010	/s/ Neville Pearson
Neville Pearson, President (the Principal Executive Officer)

Date: December 21, 2010	/s/ Neville Pearson
Neville Pearson, Chief Financial Officer (the Principal Financial Officer)

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act.